Exhibit (l)(10)

                           FORM OF PURCHASE AGREEMENT


          Firstar Funds, Inc., a Wisconsin corporation (the "Company"), and Quasar Distributors, LLC ("Quasar") hereby agree as follows:

          1. The Company hereby offers Quasar and Quasar hereby purchases, in consideration for the payment of $_______, one share of beneficial interest of the Select Money Market - Series A for a purchase price corresponding to the net asset value per share as listed in Exhibit 1 to this agreement.

          2. Quasar acknowledges that the shares purchased hereunder have not been registered under the federal securities laws and that the Company is relying on certain exemptions from such registration requirements. Quasar represents and warrants that it is acquiring such shares solely for investment purposes and that Quasar has no present intention to redeem, sell or otherwise dispose of the shares.

          3. This Agreement shall be governed by the law of the State of Wisconsin. Firstar Funds is a corporation organized under the laws of Wisconsin and under Articles of Incorporation, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Wisconsin as required by law, and to any and all amendments thereto so filed or hereafter filed.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as
of the   day of              , 2000.
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(SEAL)

                              FIRSTAR FUNDS, INC.


                              By:
                                    Name:
                                         ------------------------
                                    Title:
                                          -----------------------

                              QUASAR DISTRIBUTORS, LLC




                              By:
                                    Name:
                                         ------------------------
                                    Title:
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                                   EXHIBIT 1
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Select Money Market - Series A                         $
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Total consideration for one share                      $
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